WARNING: THE EDGAR SYSTEM ENCOUNTERED ERROR(S) WHILE PROCESSING THIS SCHEDULE.


<ARTICLE> OPUR3
<LEGEND>
Exhibit 27 to Edison International (formerly SCEcorp) Form U-3A-2 for 12/31/95
</LEGEND>

<PERIOD-TYPE>                   YEAR
<FISCAL-YEAR-END>                          DEC-31-1995
<PERIOD-END>                               DEC-31-1995
<BOOK-VALUE>                                  PER-BOOK
<TOTAL-ASSETS>                          23,946,235,000
<TOTAL-OPERATING-REVENUES>               8,404,674,000
<NET-INCOME>                               739,136,000

